EXHIBIT 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following documents of our report dated February 13, 2004, with respect to the consolidated financial statements of Wintrust Financial Corporation incorporated by reference in the Annual Report on Form 10-K for the year ended December 31, 2003:

•	Registration Statement (Form S-8 No. 333-61678) pertaining to the Wintrust Financial Corporation Directors Deferred Fee and Stock Plan.

•	Registration Statement (Form S-8 No. 333-33459) pertaining to the Wintrust Financial Corporation Employee Stock Purchase Plan.

•	Registration Statement (Form S-8 No. 333-52650) pertaining to the Wintrust Financial Corporation 1997 Stock Incentive Plan.

•	Registration Statement (Form S-8 No. 333-96983) pertaining to the Wintrust Financial Corporation 1997 Stock Incentive Plan.

•	Registration Statement (Form S-8 No. 333-52652) pertaining to the Wintrust Financial Corporation Retirement Savings Plan.

•	Registration Statement (Form S-3 No. 333-56566) pertaining to shares of Wintrust Financial Corporation issued in a private placement.

•	Registration Statement (Form S-3 No. 333-84188) pertaining to shares of Wintrust Financial Corporation issued in connection with the acquisition of Wayne Hummer Companies.

•	Registration Statement (Form S-3 No. 333-103134) pertaining to shares of Wintrust Financial Corporation issued in connection with the acquisition of Lake Forest Capital Management Company.

•	Registration Statement (Form S-8 No. 333-111277) pertaining to shares of Wintrust Financial Corporation issued in connection with the Advantage National Bancorp, Inc. Amended 2002 Stock Incentive Plan.

/S/ ERNST & YOUNG, LLP

Chicago, Illinois
March 12, 2004